Articles of Amendment
                       To the Articles of Incorporation of
                                    ATI, Inc.

         Pursuant to the provisions of the Utah Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation, effective May 12, 1988:

         FIRST: The following Amendments to the Articles of Incorporation were adopted by the Shareholders of ATI, Inc. effective May 12, 1988 in the manner prescribed by the Utah Business Corporation Act:

         Article I of the Articles of Incorporation is amended to read in its entirety as follows:

                                    Article I

         The name of this Corporation is XRF Corporation.

                                   Article XII

         Ratification of Contracts

         Any contract, transaction or act of the Corporation or of the directors of any committee which shall be ratified by the holders of a majority of the shares of stock present, in person or by proxy, and entitled to vote at any annual meeting, or special meeting called for that purpose, shall, insofar as permitted by law, be as valid and binding as though ratified by every stockholder of the Corporation, whether or not the contract, transaction or act would otherwise be open to legal challenge on the grounds of directors' interest or otherwise. This provision shall impose no obligation to present any matter for ratification, and the failure of the shareholders to ratify any matter shall not invalidate the same or deprive the Corporation, its officers or directors of their rights to proceed with such transaction, contract or act.

         SECOND: The number of shares of common stock of the Corporation outstanding at the time of such adoption was

27,785,420 and the number of shares entitled to vote thereon was 27,785,420.

         THIRD: The number of shares voted for such amendment was 23,302,007 and the number of shares voted against such amendment was 10,000.


         DATED effective as of the 12th day of May, 1988.

                                              ATI, Inc.

                                              By:/s/ James S. Petersen
                                                 ---------------------
                                              Its: President

Attested and verified:


/s/
------------------------
Secretary
State of Utah       )
                    :    ss.
County of Salt Lake )

         On the 12th day of May, 1988, personally appeared before me, James S. Petersen, who, being by me duly sworn, did say that he is the President of ATI, Inc., and that said instrument was signed in behalf of said corporation by authority of its Bylaws and by resolution of its Board of Directors and shareholders, as the case may be, and said James S. Petersen acknowledged to me that said corporation executed the same, and that the statements contained therein are true.

                                                    /s/ Marnie Bowden
                                                    --------------------------
                                                    Notary Public
                                                    Residing at Salt Lake City

My commission expires:
1/16/92



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


State of Utah             )
                          :   ss.
County of Salt Lake       )

         On the 12th day of May, 1988, personally appeared before me Jack E. Peake, who, being by me duly sworn, did say that he is the Secretary of ATI, Inc., and that said instrument was signed in behalf of said corporation by authority of its Bylaws and by resolution of its Board of Directors and shareholders, as the case may be, and said Jack E. Peake acknowledges to me that said corporation executed the same, and that the statements contained therein are true.

                                                    /s/ Marnie Bowden
                                                    ---------------------------
                                                    Notary Public
                                                    Residing at Salt Lake City

My Commission expires:
1/16/92

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